Registration No. 33-79150

     As filed with the Securities and Exchange Commission on May 9, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _______________________

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                            _______________________

                           USFreightways Corporation
           (Exact name of registrant as specified in its charter

     Delaware                                                  36-379069
  (State or other Jurisdiction                              (I.R.S. Employer
  of incorporation or organization                        Identification Number)

   9700 Higgins Road                                      (847) 696-0200
 Rosemont, Illinois 60018                          (Telephone number, including
(Address, Including Zip Code, of                     area code, of registrant's
registrant's principal executive offices)          principal executive offices)

                 USFREIGHTWAYS CORPORATION STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS
                           (Full Title of the Plan)

                        J. Campbell Carruth
                      Chief Executive Officer
                     USFreightways Corporation
                          9700 Higgins Road
                      Rosemont, Illinois 60018
                          (847) 696-0200

(Name, address, including zip code and telephone number, including area code, of agent for service)
                                            _______________________

                                        CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Title of each class of                            Proposed maximum        Proposed maximum
   securities to be          Amount to be        offering price per      aggregate offering          Amount of
      registered              registered*              share**                price**           registration fee**
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, par
value $.01 per share            250,000                $27.50              $6,875,000.00           $2,083.13
======================== ====================== ====================== ======================= ======================

*    This Registration  Statement  includes any additional shares of the registrant's  Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

**   Pursuant to Rule  457(h),  the  registration  fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the NASDAQ/National Market System on May 8, 1997.

                                                    PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT


The  contents  of  the  Form  S-8   Registration   Statement   under  the
Securities Act of 1933, File No.33-79150, which was filed with the Commission on May 19, 1994, are incorporated by reference in this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement.

                            SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 9th day of May, 1997.

                                            USFREIGHTWAYS CORPORATION


                                  By:      /s/ Christopher L. Ellis
                                               ____________________
                                               Christopher L. Ellis
                                               Senior Vice President, Finance &
                                               Chief  Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 9th day of May, 1997.

 Signature                                                              Title

 /s/ J. Campbell Carruth *
     ___________________
     J. Campbell Carruth                 President, Chief Executive Officer and
                                         Director (Principal Executive Officer)

 /s/ Christopher L. Ellis
     ____________________
     Christopher L. Ellis              Senior Vice President, Finance, and Chief
                                 Financial Officer (Principal Financial Officer)

 /s/ Robert S. Owen
     ______________
     Robert S. Owen                 Controller and Principal Accounting Officer

/s/ Robert V. Delaney *
    _________________
    Robert V. Delaney                               Director

/s/ Robert P. Neuschel *
     __________________
    Robert P. Neuschel                              Director

/s/  Neil  A. Springer *
      _________________
     Neil  A. Springer                              Director

/s/ William N. Weaver, Jr. *
    ______________________
    William N. Weaver, Jr.                          Director

/s/ Morley Koffman *
    ______________
    Morley Koffman                                  Director

/s/ John W. Puth *
    ____________
    John W. Puth                                    Director


*By: /s/ Christopher L. Ellis
         ____________________
         Christopher L. Ellis,
            Attorney-in-Fact

                                                  EXHIBIT INDEX



Exhibit     Document
Number      Description

4.1 Amended and Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3.1 to USFreightways Corporation Transition Report on Form 10-K, from June 29, 1991 to December 28, 1991); Certificate of Designation
            for Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from Exhibit 3(a) to USFreightways Corporation Annual Report on Form 10-K for the year ended January 1, 1994); Certificate of Amendment of Restated Certificate of
            Incorporation of   USFreightways   Corporation   (incorporated   by
            reference   from  Exhibit  3(i)  to USFreightways Corporation Report
            on Form 10-Q for the quarter ended June 29, 1996).

4.2 Bylaws of USFreightways Corporation, as restated May 3, 1996 (incorporated by reference from Exhibit 3(ii) to USFreightways Corporation Report on Form 10-Q for the quarter ended
            June 29, 1996).

4.3 Form of Rights Agreement, dated as of February 4, 1994, between USFreightways Corporation and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to USFreightways Corporation's registration statement on Form 8-A filed with the Securities and Exchange Commission on March 18, 1994).

4.4 Restated USFreightways Corporation Stock Option Plan for Non-Employee Directors

5 Opinion of Richard C. Pagano, Vice President, General Counsel & Secretary of USFreightways Corporation

23          Consent of KPMG Peat Marwick LLP

24          Powers of Attorney

                                                                   EXHIBIT 4.4

                      USFREIGHTWAYS CORPORATION
                         STOCK OPTION PLAN
                      FOR NON-EMPLOYEE DIRECTORS

              AMENDED AND RESTATED AS OF JANUARY 1, 1997

I.   DEFINITIONS AND PURPOSE

     A.   Definitions:

          Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

     1. Affiliate means a corporation which, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, direct or indirect

     2.   Board means the Board of Directors of the Company.

     3.   Code means the Internal Revenue Code of 1986, as amended.

     4. Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.

     5. Company means USFreightways Corporation, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all other assets of the Company.

     6.   Disability means a permanent and total disability as defined in\
          Section 22(e)(3) of the Code.

     7. Eligible Director means each person who is a director of the Company, and who is not an employee of the Company or any Affiliate of the Company and who has not been an employee of the Company or any Affiliate of the Company for all or any part of the preceding fiscal year.

     8. Option means a right or option granted under the Plan, which right or option shall not be intended to qualify as an incentive stock option as defined in Section 422 of the Code.

     9. Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

     10. Participant means an Eligible Director to whom an Option is granted under the Plan.

     11. Plan means this Stock Option Plan for Non-Employee Directors, as amended from time to time.

     12. Shares means the following shares of the capital stock of the Company as to which Options have been or may be granted under the Plan: authorized and unissued common stock, $0.01 par value, treasury shares held by the Company or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VI of the Plan.

   B. Purpose of the Plan:

      The Plan intended to promote the interests of the Company and its stockholders by attracting and retaining highly qualified independent directors through an investment interest in the Company's future success.

II.   SHARES SUBJECT TO THE PLAN

      The aggregate number of Shares as to which Options may be granted from time to time shall be Five Hundred Thousand (500,000) Shares.

      If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option, if the Option was not exercised, shall be available for the granting of other Options. Any Option, if the Option was not exercised, shall be available for the granting of other Options. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan or Option Agreement.

      Subject to the provisions of Article VI, the aggregate number of Shares as to which Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within such time period as may be required by the Securities Exchange Act of 1934, as amended from time to time.

III.  ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to:

      A. Interpret the provisions of the Plan or any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

      B.  Determine the Eligible Directors to whom Options shall be granted;

      C. Determine the number of Shares for which an Option or Options shall be granted;

      D. Provide for the acceleration of the right to exercise an Option (or any portion thereof); and

      E.  Specify the terms and conditions upon which Options may be granted.

          The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final.

IV.   ELIGIBILITY FOR PARTICIPATION

      Each Participant must be an Eligible Director of the Company at the time an Option is granted. Each Eligible Director shall be granted, at the later of the effective date of the Plan or the date such director becomes an Eligible Director, and at such other time or times as described in
      Article V, an Option to purchase Shares under the Plan. In addition to the formula-based Shares set forth in Article V, the Committee may at any time and from time to time grant one or more additional Options to one or more Eligible Directors ("Discretionary Options") and may designate the number of Shares to be subject to each Discretionary Option so granted, provided however that no grant of a Discretionary Option to purchase Shares shall permit unrestricted ownership of Shares by the Eligible Director for at least six (6) months from the date of grant of the Discretionary Option, unless the Committee determines that the grant of such Discretionary Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements under the Securities Exchange Act of 1934.

V.    TERMS AND CONDITIONS OF OPTIONS

      Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A of this Article V, no Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

      A.   OPTION PRICE:

           The exercise price of the Shares covered by each Option granted under the Plan shall be equal to 100% of the "fair market value" of the Shares on the date of the granted Option. If the Shares are listed on any national securities exchange, the fair market value shall be the mean average of the high and low sales prices, if any, on the largest such exchange on the date of the grant of the Option, or, if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing "Ask" prices, if any, as reported on the National Association of Securities Dealers automated Quotation System ("NASDAQ") for the date of the grant of the Option, or if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the Shares are not then either listed on any such exchange or quoted on NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National daily Quotation Service for the date of the grant of the Option, or, if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported.

      B.   NUMBER OF SHARES:

           Each Eligible Director shall automatically, at the later of the effective date of the Plan or the date such director becomes an Eligible Director, be granted an Option under this Plan to acquire 10,000 Shares. Upon the fifth and tenth anniversaries of such initial grant, each Participant shall automatically be granted Options under this Plan to acquire an additional 10,000 Shares at each such anniversary, provided the Participant is an Eligible Director at such anniversary. In addition to the foregoing, each Eligible Director may from time to time be granted by the Committee, in its discretion, a Discretionary Option.

      C.   TERM OF OPTION:

           No Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of the grant.

      D.   DATE OF EXERCISE:

           1. Options granted to an Eligible Director under the Plan on the Plan's effective date shall become exercisable cumulatively in accordance with the following schedule:

               Years Elapsed Since            Cumulative Number of Shares
               Date of Grant                  For Which Option May Be Exercised

                Less than       1                               2,000
                                1                               3,600
                                2                               5,200
                                3                               6,800
                                4                               8,400
                                5 or more                      10,000

           2. Options granted to an Eligible Director under the Plan after the Plan's effective date shall become exercisable cumulatively in accordance with the following schedule:


               Years Elapsed Since            Cumulative Number of Shares
               Date of Grant                  For Which Option May Be Exercised

                 Less than       1                                   0
                                 1                               2,000
                                 2                               4,000
                                 3                               6,000
                                 4                               8,000
                                 5 or more                      10,000

           The foregoing schedules notwithstanding, if a Participant shall cease to be a director of the Company because of death or Disability, all Shares for which an Option has been granted shall become immediately exercisable and shall be exercisable in accordance with Paragraph F.

           Not withstanding anything herein to the contrary, upon the authorization of the grant of a Discretionary Option, or at anytime thereafter, the Committee may prescribe the date or dates on which the Discretionary Option becomes exercisable, and may provide that the Discretionary Option become exercisable in installments over a period of years, or upon the attainment of stated goals.

      E.    MEDIUM OF PAYMENT:

            The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph G. It shall be paid in the legal tender of the United States, or, at the election of the Participant, by surrender to the Company of previously owned shares with an aggregate fair market value (on the date of the exercise) equal to the Option price to be paid; provided, however, that if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said
            Section 422 have been met with respect to such shares, and, provided further, that if (i) such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder; and (ii), such shares were purchased other than through the grant and exercise of an option, such shares were owned by the Participant for more than six (6) months prior to the exercise of the Option hereunder.

      F.    TERMINATION OF STATUS:

      1. In the event that a Participant shall cease to be a director of the Company for any reason other than death, Disability, or voluntary termination as a director of the Company on or after the attainment of his or her 65th birthday, his or her Option shall be exercisable, only to the extent that it was exercisable at the date he or she ceased to be a director and only until the first to occur of one (1) year after such date or until the date on which the Option otherwise expires according to its terms.

      2. In the event that a Participant shall cease to be a director of the Company because of death or Disability, his or her Option may be exercised in its entirety (notwithstanding the vesting schedule set forth in Paragraph D of this Article V or in any Option Agreement) within the originally prescribed term of the Option by the Participant or by any person or persons designated by the Participant as the executors or administrators of the Participant's estate, or by any person or persons who shall have acquired the Option directly from the Participant by his or her will or the applicable law of descent and distribution.

      3. In the event that a Participant shall cease to be a director of the Company because of voluntary termination as a director of the Company on or after the attainment of his or her 65th birthday and that Participant has served as a director of the Company for five (5) years or more, his or her Option may be exercised in its entirety (notwithstanding the vesting schedule set forth in Paragraph D of this Article V or in any Option Agreement) within the originally prescribed term of the Option by the Participant; provided that the Committee, in its sole discretion, approves the exercise of the Option in its entirety.

      4. In the event that a Participant shall cease to be a director of the Company because of voluntary termination as a director of the Company on or after the attainment of his or her 72nd birthday and that Participant has not served as a director of the Company for five (5) years, his or her Option shall be exercisable (notwithstanding the vesting schedule set forth in Paragraph D of this Article V or in any Option Agreement) within the originally prescribed term of the Option by the Participant, to the extent that (a) it was exercisable at the date he or she ceased to be a director and (b) if the Option was exercisable periodically, to the extent of any additional rights that would have become exercisable (had the Participant not voluntarily terminated as a director of the Company) during successive one year periods from the Participant's date of termination for each year the Participant served as a director of the Company.

      G.    EXERCISE OF OPTION AND ISSUE OF STOCK:

            Option shall be exercised by giving written notice to the Company. Such written notice shall: (1) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, and (3) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise), the Company shall accept payment for the Option Shares and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for paid non-assessable Shares. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

      H.    RIGHTS AS A STOCKHOLDER:

            No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

      I.    ASSIGNABILITY AND TRANSFERABILITY OF OPTION:

            By its terms, an Option granted to a participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant. Such
            Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph I, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.


VI.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      In the event that the outstanding shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization , merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock , or the like, appropriate adjustments to prevent dilution or enlargement of the rights granted to, or available for, Participants shall be made in the number and kind of shares for the purchase of which Options may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding options. Notwithstanding anything herein to the contrary, in the event of an offer for the Company's shares, the adoption of a plan of merger or consolidation under which all of the shares of the Company would be eliminated, or a sale of substantially all of the Company's assets, a Participant shall be entitled to exercise immediately all or any portion of the Shares to which he or she received an Option, regardless of the number of years elapsed since the date of the grant .

VII.  DISSOLUTION OR LIQUIDATION OF THE COMPANY

      Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase Shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

VIII. TERMINATION OF THE PLAN

      The Plan shall terminate fifteen (15) years from the date of its adoption. The Plan may be terminated at an earlier date by vote of the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination. Except as may otherwise by provided for under Articles VI and VII, and notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan's termination may be exercised, if otherwise exercisable until ten (10) years have elapsed from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

IX.   AMENDMENT OF THE PLAN

      The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment to Article II above or that otherwise requires the approval of the stockholders of the Company in accordance with the Rule 16b-3 requirements of the Securities Exchange Act of 1934, as amended from time to time, shall be subject to approval of the stockholders within the requisite time period of such Act, and provided, further, that the Plan may not be amended more frequently than once every six (6) months, unless an amendment is necessary to comply with the Code or the Employee Retirement Income Security Act of 1974, as amended, and is otherwise permitted by Rule 16b-3.

X.    INDEMNIFICATION OF COMMITTEE

      In addition to such other rights of indemnification as they may have as directors or members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at his own expense, to defend any such action, suit or proceeding.

XI.   RESTRICTIONS

      If the Company shall determine, in its discretion, that the Shares under the Plan must be registered or qualified under any applicable state or federal securities law before they may be offered or sold to the Participant, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the issuance of such Shares, such Option may not be exercised by the Participant unless the Shares have been so registered, qualified, or listed, or until such consent or approval shall have been obtained, free of any conditions not acceptable to the Company. The Company shall use reasonable efforts to qualify the Shares, obtain the benefit of any applicable exemption from such qualification, or obtain any such consent or approval, provided that no Participant shall have any right to require the company to undertake any registration or other action which the Company determines, in its sole discretion, to be unduly burdensome.

XII.  SAVINGS CLAUSE

      This Plan intended to comply in all respects with applicable law and regulations, including Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provisions shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option to purchase.

XIII. EFFECTIVE DATE

      This Plan shall become effective upon adoption by the Board. The adoption of the Plan shall be subject to subsequent approval by the stockholders of the Company at the next annual meeting of the Company's stockholders unless such approval is not required by any rules or regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such annual meeting, Options shall be granted to Eligible Directors prior to the date of such annual meeting in accordance with
      Article V, subject to such subsequent stockholder approval but such Options shall not become exercisable until such approval is obtained or its is determined that such approval is not required.

XIV.  GOVERNING LAW

      This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.


Originally adopted and effective on the 29th day of October, 1993 by the Board of Directors. Amended and restated this 1st day of January, 1997 by the Board of Directors.

                                                                EXHIBIT 5

                                                  USFreightways Corporation
                                                  9700 Higgins Road, Suite 570
                                                  Rosemont, IL  60018
[GRAPHIC OMITTED]


Richard C. Pagano
Vice President, General Counsel & Secretary
USFreightways Corporation




May 9, 1997



USFreightways Corporation
9700 Higgins Road, Suite 570
Rosemont, Illinois  60018

Re:      Post-Effective Amendment No. 1 to
         Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to USFreightways Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Post-Effective Amendment to a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the sale by the Company of up to 250,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock:"), through the USFreightways Corporation Stock Option Plan for Non-Employee Directors (the "Plan").

In connection with this opinion, I have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. I also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion, including the Plan.

In connection with this opinion, I have assumed the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon and subject to the foregoing, it is my opinion that the 250,000 shares of Common Stock covered by the Registration Statement, when issued and sold by the Company and paid for in accordance with the provisions of the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed by the Company with respect to the shares of Common Stock issuable pursuant to the Plan.

I am admitted to practice law in the State of Illinois and I express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United-States of America and the General Corporation Law of the State of Delaware.

Very truly yours,


/s/Richard C. Pagano
Richard C. Pagano
Vice President, General Counsel & Secretary
USFreightways Corporation

RCP:rp

                                                            EXHIBIT 23

                   CONSENT OF KPMG PEAT MARWICK




The Board of Directors
USFreightways Corporation


We consent to the use of our report incorporated by reference in this registration statement on Form S-8 of USFreightways Corporation.


                                                    /s/ KPMG Peat Marwick LLP

                                                     KPMG Peat Marwick LLP


Chicago, Illinois
May 9, 1997

                                                      EXHIBIT 24

                       USFREIGHTWAYS CORPORATION
                           POWER OF ATTORNEY


The undersigned hereby appoints Christopher L. Ellis, Robert S. Owen and Richard C. Pagano, and each of them, as my attorneys-in-fact to execute and file in my name and in my behalf, in all capacities as an officer or director of USFreightways Corporation, Registration Statements on Form S-8 and all amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission, relating to the issuance, through the USFreightways Corporation Stock Option Plan for Non-Employee Directors, of common stock of USFreightways Corporation, par value $0.01 per share.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 9th day of May, 1997.

/s/ J. Campbell Carruth *
    ___________________
    J. Campbell Carruth                  President, Chief Executive Officer and
                                         Director (Principal Executive Officer)
/s/ Robert V. Delaney *
    _________________
    Robert V. Delaney                    Director

/s/ Robert P. Neuschel *
    __________________
    Robert P. Neuschel                   Director

/s/ Neil  A. Springer *
    _________________
    Neil  A. Springer                    Director

/s/ William N. Weaver, Jr. *
    _____________________
    William N. Weaver, Jr.               Director

/s/ Morley Koffman *
    ______________
    Morley Koffman                       Director

/s/ John W. Puth *
    ____________
    John W. Puth                         Director